Exhibit 10.38

VOTING AGREEMENT

This Voting Agreement (this “Agreement”), dated as of July 9, 2012, is entered into by and among Goode Chuy’s Holdings, LLC (“Goode”), MY/ZP Equity, LP (“MY/ZP”), Goode Chuy’s Direct Investors, LLC (“Goode Direct”), J.P. Morgan U.S. Direct Corporate Finance Institutional Investors III LLC (“JPM”) and 522 Fifth Avenue Fund, L.P. (“522 Fund” and together with Goode, MY/ZP, Goode Direct and JPM, the “Stockholders” and each a “Stockholder”), which are stockholders of Chuy’s Holdings, Inc. (the “Company”), and the Company.

WHEREAS, the Stockholders desire to form a “group” (within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934 (the “Exchange Act”) for the purpose of voting the shares of common stock, par value $0.01 (the “Common Stock”) of the Company and the shares of Series A Preferred Stock, Series B Preferred Stock and Series X Preferred Stock (together, the “Preferred Stock”) of the Company; and

WHEREAS, as of the date hereof the Stockholders beneficially own an aggregate of 24,850,543 shares of Common Stock, assuming conversion of all of the Preferred Stock into Common Stock, representing approximately 97.8% of the Common Stock of the Company assuming conversion of all of the Preferred Stock.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the Company and the Stockholders hereby agree as follows:

1. Representations and Warranties.

(a) Each Stockholder represents and warrants that it has all necessary power and authority to enter into this Agreement, that this Agreement is the legal, valid and binding agreement of such Stockholder, and that this Agreement is enforceable against such Stockholder in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium, reorganization or similar laws affecting creditors generally or by general equitable principles (whether applied in equity or at law).

(b) Each Stockholder represents and warrants that (i) as of the date hereof, it owns beneficially the number of Shares (as defined below) set forth on Exhibit A, (ii) to the extent it beneficially owns Shares, it has the right to vote or direct the vote of such Shares, without restriction, and (iii) to the extent it beneficially owns Shares, no proxies heretofore given in respect of any or all of such Shares are irrevocable and that any such proxies have heretofore been revoked. For purposes of this Agreement, “Shares” means the Common Stock, the Preferred Stock and any Common Stock issued upon conversion of the Preferred Stock.

2. Transfer of Shares; Proxies. Except as otherwise provided herein, each Stockholder agrees that it will notify Goode and the Company if it sells, pledges, assigns, encumbers or otherwise transfers or disposes of any of its Shares, or any interest therein, or securities convertible into any of its Shares, or enters into any contract with respect to any of the foregoing. The parties agree that filing of reports with the Securities and Exchange Commission pursuant to Section 16 of the Exchange Act will constitute notice under this Agreement. Without limiting the foregoing, except as otherwise provided in this Agreement, each Stockholder agrees that it will not grant any proxies (other than a proxy pursuant to a proxy solicitation by the Company) or powers of attorney or enter into a voting agreement or other arrangement with respect to any Shares or deposit any Shares into a voting trust.

3. Agreement To Vote Shares. Each Stockholder agrees that, on or after the effective date of the Company’s Registration Statement on Form S-1 (Registration No. 333-176097) (the “Effective Date”), it will vote, or cause to be voted, or grant a proxy to Goode or the Company or their respective representatives to vote all of the Shares beneficially owned by it with respect to which it has the right to vote for the election of a director or directors at any meeting of stockholders of the Company (including any adjournment or postponement thereof), or pursuant to any action by written consent, for the election of all directors nominated for election by the Nominating Committee of the Company’s Board of Directors.

4. Joint-Filing Agreement. Each Stockholder agrees to enter into a joint-filing agreement in the form attached hereto as Exhibit B. The obligations of each Stockholder under the joint-filing agreement shall terminate upon the termination of this Agreement.

5. Termination. The obligations of a Stockholder under this Agreement shall terminate upon the first to occur of (a) the failure of the Stockholders to hold Shares representing an aggregate of at least 50.1% of the voting power of the Company, (b) the date upon which the Company is in compliance with the corporate governance standards of the Nasdaq Global Select Market without utilizing exemptions available to a “controlled company,” within the meaning of such standards, (c) the date that is 18 months after the Effective Date and (d) termination by the mutual agreement of Goode and the Stockholder. No termination of this Agreement will relieve any party from liability for any material breach of its obligations hereunder committed prior to such termination.

6. Compliance with Corporate Governance Standards. The Company agrees to use commercially reasonable efforts to be in full compliance with the corporate governance standards of the Nasdaq Global Select Market without utilizing exemptions available to a “controlled company,” within the meaning of such standards, as soon reasonably practicable after the Effective Date and in the good faith determination of the Company’s Board of Directors.

7. Specific Performance. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with the terms hereof or were otherwise breached and that each party shall be entitled to seek specific performance of the terms hereof in addition to any other remedy which may be available at law or in equity.

8. Amendment; Assignment; Binding Effect. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by the parties hereto. This Agreement shall not be assigned by operation of law or otherwise without the prior written consent of the other parties hereto. This Agreement will be binding upon, inure to the benefit of and be enforceable by each party and such party’s respective heirs, beneficiaries, executors, representatives and permitted assigns.

9. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

10. Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability, without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction.

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11. Governing Law. This Agreement shall be construed and interpreted in accordance with the laws of the State of Delaware, which shall govern this Agreement and any controversy or claim arising out of or relating to this Agreement.

12. No Third Party Beneficiaries. Nothing contained in this Agreement, expressed or implied, is intended to confer upon any person or entity other than the parties hereto any benefit, right or remedy.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties hereto have caused this Voting Agreement to be executed by their duly authorized respective officers as of the date first written above.

GOODE CHUY’S HOLDINGS, LLC

By:	/S/ JOSE FERREIRA, JR.
Name: Jose Ferreira, Jr.
Title: Authorized Signatory

MY/ZP EQUITY, LP

By:	MY/ZP GP, LLC, its General Partner

By:	/S/ JOHN ZAPP
Name: John Zapp
Title: Member

BY:	/S/ MICHAEL YOUNG
Name: Michael Young
Title: Member

GOODE CHUY’S DIRECT INVESTORS, LLC

By:	/S/ JOSE FERREIRA, JR.
Name: Jose Ferreira, Jr.
Title: Authorized Signatory

J.P. MORGAN U.S. DIRECT CORPORATE FINANCE INSTITUTIONAL INVESTORS III LLC

By:	J.P. Morgan Chase Bank, N.A. as Investment Advisor

By:	/S/ ROBERT COUSIN
Name: Robert Cousin
Title: Managing Director

522 FIFTH AVENUE FUND, L.P.

By:	J.P. Morgan Investment Management Inc. as Investment Advisor

By:	/S/ ROBERT COUSIN
Name: Robert Cousin
Title: Managing Director

CHUY’S HOLDINGS, INC.

By:	/S/ STEVE J. HISLOP
Name: Steve Hislop
Title: President and Chief Executive Officer

EXHIBIT A

Stockholders’ Pre-Split Holdings

Stockholder	Shares
Goode Chuy’s Holdings, LLC	21,151,900

MY/ZP Equity, LP	2,470,387

Goode Chuy’s Direct Investors, LLC	614,128

J.P. Morgan U.S. Direct Corporate Finance Institutional Investors III LLC	607,986

522 Fifth Avenue Fund, L.P.	6,142

EXHIBIT B

Joint-Filing Agreement

[See Attached]

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, the undersigned agree to the joint filing with each other on behalf of each of them of such a statement on Schedule 13D or 13G, as applicable, with respect to the shares of common stock, par value $0.01 per share beneficially owned by each of them of Chuy’s Holdings, Inc. The obligations of the undersigned under this Joint Filing Agreement shall terminate upon the termination of that certain Voting Agreement, among the undersigned and dated the same date as this Joint Filing Agreement.

This Joint Filing Agreement shall be included as an Exhibit to such Schedule 13D or 13G, as applicable.

IN WITNESS WHEREOF, the undersigned execute this Joint Filing Agreement as of the 9th day of July, 2012.

GOODE CHUY’S HOLDINGS, LLC

By:
Name:
Title:

MY/ZP EQUITY, LP

By:	MY/ZP GP, LLC, its General Partner

By:
Name:
Title:

By:
Name:
Title:

GOODE CHUY’S DIRECT INVESTORS, LLC

By:
Name:
Title:

J.P. MORGAN U.S. DIRECT CORPORATE FINANCE INSTITUTIONAL INVESTORS III LLC

By:
Name:
Title:

522 FIFTH AVENUE FUND, L.P.

By:
Name:
Title: